FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 13, 1999


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

Attached Press Release Reporting Resignation of Senior Vice President for Home Bancorp.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           HOME BANCORP
                                                        ------------------
                                                           (Registrant)


                                                    /s/ W. Paul Wolf
Date:   July 15, 1999                                    ------------
                                                        W. Paul Wolf
                                                        Chairman, President, CEO

                                  NEWS RELEASE
Home Bancorp
132 EAST BERRY STREET   P.O. BOX 989                    Date       July 13, 1999
                                                        ------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502                                  Contact     W. Paul Wolf
FAX:  (219) 426-7027                                    ------------------------


                                  NEWS RELEASE


                   Home Bancorp Senior Vice President Resigns


FORT WAYNE, Indiana, -- July 13, 1999 -- Home Bancorp (Nasdaq: HBFW) parent company of Home Loan Bank, Fort Wayne, Indiana announced that Matthew P. Forrester will resign as Senior Vice President and Treasurer of Home Bancorp and as Senior Vice President, Chief Financial Officer and Treasurer of Home Loan Bank effective October 12, 1999. Mr. Forrester stated, "I am leaving for philosophical differences with the outside directors."

W. Paul Wolf, Chief Executive Officer, stated, "Mr. Forrester, my longtime understudy, has been a very valuable banking officer for our organization and has greatly assisted in our tremendous financial growth since becoming a public company in 1995."

Prior to joining Home Loan Bank in 1984, Mr. Forrester served as an examiner with the Indiana Department of Financial Institutions.

Mr. Forrester, a Columbia City native and a graduate of Wabash College, has an MSBA from the University of St. Francis.





                       Holding Company for Home Loan Bank